77O Transactions effected pursuant to Rule 10f-3


On September 17, 2003, Columbia Income Fund (Fund) purchased 2,500,000 par value of common stock notes of Toys R Us 7.375% 10/15/18 (Securities) for a total purchase price of $2,488,750 from Citigroup Global Markets pursuant to a public offering in which Fleet Securities, Inc.acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Wachovia Securities; Banc One Capital Markets; Bank of New York; Barclays Capital; Credit Suisse First Boston; JP Morgan Securities; McDonald Investments, Inc.; Royal Bank of Scotland; SG Cowen Securities.


On November 24, 2003, Columbia Income Fund (Fund) purchased 2,130,000 par value of common stock notes of PSEG Power LLC 5.50% 12/1/15 (Securities) for a total purchase price of $2,125,527 from Credit Suisse First Boston pursuant to a public offering in which Fleet Securities, Inc.acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Wachovia Securities; Deutsche Bank Securities; Scotia Capital.

On November 24, 2003, Columbia Intermediate Bond Fund (Fund) purchased 3,350,000 par value of common stock notes of PSEG Power LLC 5.50% 12/1/15 (Securities) for a total purchase price of $3,342,965 from Credit Suisse First Boston pursuant to a public offering in which Fleet Securities, Inc.acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Wachovia Securities; Deutsche Bank Securities; Scotia Capital.
77Q Exhibits

                            MANAGEMENT AGREEMENT
                                     BETWEEN
                          COLUMBIA FUNDS TRUST VIII AND
                       COLUMBIA MANAGEMENT ADVISORS, INC.

COLUMBIA FUNDS TRUST VIII, a Massachusetts business trust registered under the Investment Company Act of 1940 ("1940 Act") as an open-end diversified management investment company ("Trust"), hereby appoints COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation registered under the Investment Advisers Act of 1940 as an investment adviser ("Manager"), to furnish investment advisory and portfolio management services with respect to the portion of its assets represented by the shares of beneficial interest issued in each series listed in Schedule A hereto, as such schedule may be amended from time to time (each such series hereinafter referred to as "Fund"). Trust and Manager hereby agree that:

1. Investment Management Services. Manager shall manage the investment operations of Trust and each Fund, subject to the terms of this Agreement and to the supervision and control of Trust's Board of Trustees ("Trustees"). Manager agrees to perform, or arrange for the performance of, the following services with respect to each Fund:

(a) to obtain and evaluate such information relating to economies, industries, businesses, securities and commodities markets, and individual securities, commodities and indices as it may deem necessary or useful in discharging its responsibilities hereunder;

(b) to formulate and maintain a continuing investment program in a manner consistent with and subject to (i) Trust's agreement and declaration of trust and by-laws; (ii) the Fund's investment objectives, policies, and restrictions as set forth in written documents furnished by the Trust to Manager; (iii) all securities, commodities, and tax laws and regulations applicable to the Fund and Trust; and (iv) any other written limits or directions furnished by the Trustees to Manager;

(c) unless otherwise directed by the Trustees, to determine from time to time securities, commodities, interests or other investments to be purchased, sold, retained or lent by the Fund, and to implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected;

(d) to use reasonable efforts to manage the Fund so that it will qualify as a regulated investment company under subchapter M of the Internal Revenue Code of 1986, as amended;

(e) to make recommendations as to the manner in which voting rights, rights to consent to Trust or Fund action, and any other rights pertaining to Trust or the Fund shall be exercised;

(f) to make available to Trust promptly upon request all of the Fund's records and ledgers and any reports or information reasonably requested by the Trust; and

(g) to the extent required by law, to furnish to regulatory authorities any information or reports relating to the services provided pursuant to this Agreement.

Except as otherwise instructed from time to time by the Trustees, with respect to execution of transactions for Trust on behalf of a Fund, Manager shall place, or arrange for the placement of, all orders for purchases, sales, or loans with issuers, brokers, dealers or other counter parties or agents selected by Manager. In connection with the selection of all such parties for the placement of all such orders, Manager shall attempt to obtain most favorable execution and price, but may nevertheless in its sole discretion as a secondary factor, purchase and sell portfolio securities from and to brokers and dealers who provide Manager with statistical, research and other information, analysis, advice, and similar services. In recognition of such services or brokerage services provided by a broker or dealer, Manager is hereby authorized to pay such broker or dealer a commission or spread in excess of that which might be charged by another broker or dealer for the same transaction if the Manager determines in good faith that the commission or spread is reasonable in relation to the value of the services so provided.

Trust hereby authorizes any entity or person associated with Manager that is a member of a national securities exchange to effect any transaction on the exchange for the account of a Fund to the extent permitted by and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder. Trust hereby consents to the retention by such entity or person of compensation for such transactions in accordance with Rule 11a-2-2(T)(a)(iv).

Manager may, where it deems to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for Trust or one or more Funds in order to obtain best execution or lower brokerage commissions. In such event, Manager shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in a manner it considers to be equitable and fair and consistent with its fiduciary obligations to Trust, the Funds, and Manager's other customers.

Manager shall for all purposes be deemed to be an independent contractor and not an agent of Trust and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent Trust in any way.

2. Administrative Services. Manager shall supervise the business and affairs of Trust and each Fund and shall provide such services and facilities as may be required for effective administration of Trust and Funds as are not provided by employees or other agents engaged by Trust; provided that Manager shall not have any obligation to provide under this Agreement any such services which are the subject of a separate agreement or arrangement between Trust and Manager, any affiliate of Manager, or any third party administrator ("Administrative Agreements").

3. Use of Affiliated Companies and Subcontractors. In connection with the services to be provided by Manager under this Agreement, Manager may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of written approval of the Trustees, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by Manager, provided that Manager shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Manager or such parties.

4. Expenses Borne by Trust. Except to the extent expressly assumed by Manager herein or under a separate agreement between Trust and Manager and except to the extent required by law to be paid by Manager, Manager shall not be obligated to pay any costs or expenses incidental to the organization, operations or business of the Trust. Without limitation, such costs and expenses shall include but not be limited to:

(a) all charges of depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities, and other property;

(b) all charges for equipment or services used for obtaining price quotations or for communication between Manager or Trust and the custodian, transfer agent or any other agent selected by Trust;

(c) all charges for administrative and accounting services provided to Trust by Manager, or any other provider of such services;

(d) all charges for services of Trust's independent auditors and for services to Trust by legal counsel;

(e) all compensation of Trustees, other than those affiliated with Manager, all expenses incurred in connection with their services to Trust, and all expenses of meetings of the Trustees or committees thereof;

(f) all expenses incidental to holding meetings of holders of units of interest in the Trust ("Unitholders"), including printing and of supplying each record-date Unitholder with notice and proxy solicitation material, and all other proxy solicitation expense;

(g) all expenses of printing of annual or more frequent revisions of Trust prospectus(es) and of supplying each then-existing Unitholder with a copy of a revised prospectus;

(h) all expenses related to preparing and transmitting certificates representing Trust shares;

(i) all expenses of bond and insurance coverage required by law or deemed advisable by the Board of Trustees;

(j) all brokers' commissions and other normal charges incident to the purchase, sale, or lending of portfolio securities;

(k) all taxes and governmental fees payable to Federal, state or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes;

(l) all expenses of registering and maintaining the registration of Trust under the 1940 Act and, to the extent no exemption is available, expenses of registering Trust's shares under the 1933 Act, of qualifying and maintaining qualification of Trust and of Trust's shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of Trust under all other laws applicable to Trust or its business activities;

(m) all interest on indebtedness, if any, incurred by Trust or a Fund; and

(n) all fees, dues and other expenses incurred by Trust in connection with membership of Trust in any trade association or other investment company organization.

5. Allocation of Expenses Borne by Trust. Any expenses borne by Trust that are attributable solely to the organization, operation or business of a Fund shall be paid solely out of Fund assets. Any expense borne by Trust which is not solely attributable to a Fund, nor solely to any other series of shares of Trust, shall be apportioned in such manner as Manager determines is fair and appropriate, or as otherwise specified by the Board of Trustees.

6. Expenses Borne by Manager. Manager at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the investment management and administrative services set forth in this Agreement. Manager shall pay all expenses of establishing, maintaining, and servicing the accounts of Unitholders in each Fund listed in Exhibit A. However, Manager shall not be required to pay or provide any credit for services provided by Trust's custodian or other agents without additional cost to Trust.

In the event that Manager pays or assumes any expenses of Trust or a Fund not required to be paid or assumed by Manager under this Agreement, Manager shall not be obligated hereby to pay or assume the same or similar expense in the future; provided that nothing contained herein shall be deemed to relieve Manager of any obligation to Trust or a Fund under any separate agreement or arrangement between the parties.

7. Management Fee. For the services rendered, facilities provided, and charges assumed and paid by Manager hereunder, Trust shall pay to Manager out of the assets of each Fund fees at the annual rate for such Fund as set forth in Schedule B to this Agreement. For each Fund, the management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund, determined in the manner established by the Board of Trustees, as of the close of business on the last preceding business day on which the Fund's net asset value was determined.

8. Retention of Sub-Adviser. Subject to obtaining the initial and periodic approvals required under Section 15 of the 1940 Act, Manager may retain one or more sub-advisers at Manager's own cost and expense for the purpose of furnishing one or more of the services described in Section 1 hereof with respect to Trust or one or more Funds. Retention of a sub-adviser shall in no way reduce the responsibilities or obligations of Manager under this Agreement, and Manager shall be responsible to Trust and its Funds for all acts or omissions of any sub-adviser in connection with the performance of Manager's duties hereunder.

9. Non-Exclusivity. The services of Manager to Trust hereunder are not to be deemed exclusive and Manager shall be free to render similar services to others.

10. Standard of Care. Neither Manager, nor any of its directors, officers, stockholders, agents or employees shall be liable to Trust or its Unitholders for any error of judgment, mistake of law, loss arising out of any investment, or any other act or omission in the performance by Manager of its duties under this Agreement, except for loss or liability resulting from willful misfeasance, bad faith or gross negligence on Manager's part or from reckless disregard by Manager of its obligations and duties under this Agreement.

11. Amendment. This Agreement may not be amended as to Trust or any Fund without the affirmative votes (a) of a majority of the Board of Trustees, including a majority of those Trustees who are not "interested persons" of Trust or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) of a "majority of the outstanding shares" of Trust or, with respect to an amendment affecting an individual Fund, a "majority of the outstanding shares" of that Fund. The terms "interested persons" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective definitions in the 1940 Act and, with respect to the latter term, in accordance with Rule 18f-2 under the 1940 Act.

12. Effective Date and Termination. This Agreement shall become effective as to any Fund as of the effective date for that Fund specified in Schedule A hereto. This Agreement may be terminated at any time, without payment of any penalty, as to any Fund by the Board of Trustees of Trust, or by a vote of a majority of the outstanding shares of that Fund, upon at least sixty (60) days' written notice to Manager. This Agreement may be terminated by Manager at any time upon at least sixty (60) days' written notice to Trust. This Agreement shall terminate automatically in the event of its "assignment" (as defined in the 1940 Act). Unless terminated as hereinbefore provided, this Agreement shall continue in effect with respect to any Fund until the end of the initial term applicable to that Fund specified in Schedule A and thereafter from year to year only so long as such continuance is specifically approved with respect to that Fund at least annually (a) by a majority of those Trustees who are not interested persons of Trust or of Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Trustees of Trust or by a "vote of a majority of the outstanding shares" of the Fund.

13. Ownership of Records; Interparty Reporting. All records required to be maintained and preserved by Trust pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act or other applicable laws or regulations which are maintained and preserved by Manager on behalf of Trust and any other records the parties mutually agree shall be maintained by Manager on behalf of Trust are the property of Trust and shall be surrendered by Manager promptly on request by Trust; provided that Manager may at its own expense make and retain copies of any such records.

Trust shall furnish or otherwise make available to Manager such copies of the financial statements, proxy statements, reports, and other information relating to the business and affairs of each Unitholder in a Fund as Manager may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

Manager shall prepare and furnish to Trust as to each Fund statistical data and other information in such form and at such intervals as Trust may reasonably request.

14. Non-Liability of Trustees and Unitholders. Any obligation of Trust hereunder shall be binding only upon the assets of Trust (or the applicable Fund thereof) and shall not be binding upon any Trustee, officer, employee, agent or Unitholder of Trust. Neither the authorization of any action by the Trustees or Unitholders of Trust nor the execution of this Agreement on behalf of Trust shall impose any liability upon any Trustee or any Unitholder.

15. Use of Manager's Name. Trust may use the name "Liberty-SteinRoe Funds Income Trust" and the Fund names listed in Schedule A or any other name derived from the name "Stein Roe & Farnham" only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of Manager as investment adviser. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, Trust will cease to use any name derived from the name "Stein Roe & Farnham" or otherwise connected with Manager, or with any organization which shall have succeeded to Manager's business as investment adviser.

16. References and Headings. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "hereunder" shall be deemed to refer to this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated:  November 1, 2003                        COLUMBIA FUNDS TRUST VIII



Attest: __________________________                  By: /s/ Joseph R. Palombo
        Name:                                            Joseph R. Palombo
        Title:                                           President





                                             COLUMBIA MANAGEMENT ADVISORS, INC.



Attest: __________________________             By: /s/ Joseph R. Palombo
        Name:                                          Joseph R. Palombo
        Title:                                         Executive Vice President
                                                    and Chief Operating Officer

                            COLUMBIA FUNDS TRUST VIII
                              MANAGEMENT AGREEMENT
                                   SCHEDULE A

The Funds of the Trust currently subject to this Agreement are as follows:


                                           Effective        End of
                                              Date        Initial Term

Columbia Income Fund                        11/1/03          10/31/04
Columbia Intermediate Bond Fund             11/1/03          10/31/04

Dated: November 1, 2003



                                                   COLUMBIA FUNDS TRUST VIII



Attest:                                               By: /s/ Joseph R. Palombo
        ------------------------------------
        Name:                                           Joseph R. Palombo
        Title:                                          President


                                             COLUMBIA MANAGEMENT ADVISORS, INC.



Attest:                                             By: /s/ Joseph R. Palombo
        ------------------------------------
        Name:                                       Joseph R. Palombo
        Title:                                      Executive Vice President
                                                    and Chief Operating Officer

                            COLUMBIA FUNDS TRUST VIII
                              MANAGEMENT AGREEMENT
                                   SCHEDULE B

Compensation pursuant to Section 7 of this Agreement shall be calculated in accordance with the following schedules applicable to average daily net assets of the Funds:

Schedule for Columbia Income Fund
0.500% up to $100 million,
0.475% next $900 million,
0.45% thereafter

Schedule for Columbia Intermediate Bond Fund
0.350% up to $1 billion,
0.300% thereafter





Dated:  November 1, 2003
COLUMBIA FUNDS TRUST VIII


By: /s/ Joseph R. Palombo
     Joseph R. Palombo
     President


COLUMBIA MANAGEMENT ADVISORS, INC.



By:  /s/ Joseph R. Palombo
     Joseph R. Palombo
     Executive Vice President and Chief Operating Officer



                            ADMINISTRATIVE AGREEMENT
                                     BETWEEN
                            COLUMBIA FUNDS TRUST VIII
                                       AND
                       COLUMBIA MANAGEMENT ADVISORS, INC.


         COLUMBIA FUNDS TRUST VIII, a Massachusetts business trust registered under the Securities Act of 1933 ("1933 Act") and the Investment Company Act of 1940 ("1940 Act") (the "Trust"), hereby appoints COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation ("Administrator"), to furnish certain administrative services with respect to the Trust and the series of the Trust listed in Schedule A hereto, as such schedule may be amended from time to time (each such series hereinafter referred to as "Fund").

         The Trust and Administrator hereby agree that:

1. ADMINISTRATIVE SERVICES. Subject to the terms of this Agreement and the supervision and control of the Trust's Board of Trustees ("Trustees"), Administrator shall provide the following services with respect to the
         Trust:

(a) Preparation and maintenance of the Trust's registration statement with the Securities and Exchange Commission ("SEC");

(b) Preparation and periodic updating of the prospectus and statement of additional information for the Fund ("Prospectus");

(c) Preparation, filing with appropriate regulatory authorities, and dissemination of various reports for the Fund, including but not limited to semiannual reports to shareholders under Section 30(d) of the 1940 Act, annual and semiannual reports on Form N-SAR, and notices pursuant to Rule 24f-2;

(d) Arrangement for all meetings of shareholders, including the collection of all information required for preparation of proxy statements, the preparation and filing with appropriate regulatory agencies of such proxy statements, the supervision of solicitation of shareholders and shareholder nominees in connection therewith, tabulation (or supervision of the tabulation) of votes, response to all inquiries regarding such meetings from shareholders, the public and the media, and preparation and retention of all minutes and all other records required to be kept in connection with such meetings;

(e) Maintenance and retention of all Trust charter documents and the filing of all documents required to maintain the Trust's status as a Massachusetts business trust and as a registered open-end investment company;

(f) Arrangement and preparation and dissemination of all materials for meetings of the Board of Trustees and committees thereof and preparation and retention of all minutes and other records thereof;

(g) Preparation and filing of the Trust's Federal, state, and local income tax returns and calculation of any tax required to be paid in connection therewith;

(h) Calculation of all Trust and Fund expenses and arrangement for the payment thereof;

(i) Calculation of and arrangement for payment of all income, capital gain, and other distributions to shareholders of each Fund;

(j) Determination, after consultation with the officers of the Trust, of the jurisdictions in which shares of beneficial interest of each Fund ("Shares") shall be registered or qualified for sale, or may be sold pursuant to an exemption from such registration or qualification, and preparation and maintenance of the registration or qualification of the Shares for sale under the securities laws of each such jurisdiction;

(k) Provision of the services of persons who may be appointed as officers of the Trust by the Board of Trustees (it is agreed that some person or persons may be officers of both the Trust and the Administrator, and that the existence of any such dual interest shall not affect the validity of this Agreement except as otherwise provided by specific provision of applicable law);

(l) Preparation and, subject to approval of the Trust's Chief Financial Officer, dissemination of the Trust's and each Fund's quarterly financial information to the Board of Trustees and preparation of such other reports relating to the business and affairs of the Trust and each Fund as the officers and Board of Trustees may from time to time reasonably request;

(m) Administration of the Trust's Code of Ethics and periodic reporting to the Board of Trustees of Trustee and officer compliance therewith;

(n) Provision of internal legal, accounting, compliance, audit, and risk management services and periodic reporting to the Board of Trustees with respect to such services;

(o) Negotiation, administration, and oversight of third party services to the Trust including, but not limited to, custody, tax, transfer agency, disaster recovery, audit, and legal services;

(p) Negotiation and arrangement for insurance desired or required of the Trust and administering all claims thereunder;

(q) Response to all inquiries by regulatory agencies, the press, and the general public concerning the business and affairs of the Trust, including the oversight of all periodic inspections of the operations of the Trust and its agents by regulatory authorities and responses to subpoenas and tax levies;

(r) Handling and resolution of any complaints registered with the Trust by shareholders, regulatory authorities, and the general public;

(s) Monitoring legal, tax, regulatory, and industry developments related to the business affairs of the Trust and communicating such developments to the officers and Board of Trustees as they may reasonably request or as the Administrator believes appropriate;

(t) Administration of operating policies of the Trust and recommendation to the officers and the Board of Trustees of the Trust of modifications to such policies to facilitate the protection of shareholders or market competitiveness of the Trust and Fund and to the extent necessary to comply with new legal or regulatory requirements;

(u) Responding to surveys conducted by third parties and reporting of Fund performance and other portfolio information; and

(v) Filing of claims, class actions involving portfolio securities, and handling administrative matters in connection with the litigation or settlement of such claims.

2. USE OF AFFILIATED COMPANIES AND SUBCONTRACTORS. In connection with the services to be provided by Administrator under this Agreement, Administrator may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of approval of the Trustees, make use of (i) its affiliated companies and their directors, trustees, officers, and employees and (ii) subcontractors selected by Administrator, provided that Administrator shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Administrator or such parties.

3. INSTRUCTIONS, OPINIONS OF COUNSEL, AND SIGNATURES. At any time Administrator may apply to a duly authorized agent of Trust for instructions regarding the Trust, and may consult counsel for the Trust or its own counsel, in respect of any matter arising in connection with this Agreement, and it shall not be liable for any action taken or omitted by it in good faith in accordance with such instructions or with the advice or opinion of such counsel. Administrator shall be protected in acting upon any such instruction, advice, or opinion and upon any other paper or document delivered by the Trust or such counsel believed by Administrator to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any officer or agent of the Trust, until receipt of written notice thereof from the Trust.

4. EXPENSES BORNE BY TRUST. Except to the extent expressly assumed by Administrator herein or under a separate agreement between the Trust and Administrator and except to the extent required by law to be paid by Administrator, the Trust shall pay all costs and expenses incidental to its organization, operations and business. Without limitation, such costs and expenses shall include but not be limited to:

(a) All charges of depositories, custodians and other agencies for the safekeeping and servicing of its cash, securities, and other property;

(b) All charges for equipment or services used for obtaining price quotations or for communication between Administrator or the Trust and the custodian, transfer agent or any other agent selected by the Trust;

(c) All charges for investment advisory, portfolio management, and accounting services provided to the Trust by the Administrator, or any other provider of such services;

(d) All charges for services of the Trust's independent auditors and for services to the Trust by legal counsel;

(e) All compensation of Trustees, other than those affiliated with Administrator, all expenses incurred in connection with their services to the Trust, and all expenses of meetings of the Trustees or committees thereof;

(f) All expenses incidental to holding meetings of shareholders, including printing and of supplying each record-date shareholder with notice and proxy solicitation material, and all other proxy solicitation expenses;

(g) All expenses of printing of annual or more frequent revisions of the Trust's prospectus(es) and of supplying each then-existing shareholder with a copy of a revised prospectus;

(h) All expenses related to preparing and transmitting certificates representing the Trust's shares;

(i) All expenses of bond and insurance coverage required by law or deemed advisable by the Board of Trustees;

(j) All brokers' commissions and other normal charges incident to the purchase, sale, or lending of Fund securities;

(k) All taxes and governmental fees payable to Federal, state or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes;

(l) All expenses of registering and maintaining the registration of the Trust under the 1940 Act and, to the extent no exemption is available, expenses of registering the Trust's shares under the 1933 Act, of qualifying and maintaining qualification of the Trust and of the Trust's shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of the Trust under all other laws applicable to the Trust or its business activities;

(m)      All interest on indebtedness, if any, incurred by the Trust or a Fund;
         and

(n) All fees, dues and other expenses incurred by the Trust in connection with membership of the Trust in any trade association or other investment company organization.

5. ALLOCATION OF EXPENSES BORNE BY TRUST. Any expenses borne by the Trust that are attributable solely to the organization, operation or business of a Fund shall be paid solely out of Fund assets. Any expense borne by the Trust which is not solely attributable to a Fund, nor solely to any other series of shares of the Trust, shall be apportioned in such manner as Administrator determines is fair and appropriate, or as otherwise specified by the Board of Trustees.

6. EXPENSES BORNE BY ADMINISTRATOR. Administrator at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the services set forth in this Agreement. However, Administrator shall not be required to pay or provide any credit for services provided by the Trust's custodian or other agents without additional cost to the Trust.

         In the event that Administrator pays or assumes any expenses of the Trust or a Fund not required to be paid or assumed by Administrator under this Agreement, Administrator shall not be obligated hereby to pay or assume the same or similar expense in the future; provided that nothing contained herein shall be deemed to relieve Administrator of any obligation to the Trust or a Fund under any separate agreement or arrangement between the parties.

7. ADMINISTRATION FEE. For the services rendered, facilities provided, and charges assumed and paid by Administrator hereunder, the Trust shall pay to Administrator out of the assets of each Fund fees at the annual rate for such Fund as set forth in Schedule B to this Agreement. For each Fund, the administrative fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund, determined in the manner established by the Board of Trustees, as of the close of business on the last preceding business day on which the Fund's net asset value was determined.

8. STATE EXPENSE LIMITATION. If for any fiscal year of a Fund, its aggregate operating expenses ("Aggregate Operating Expenses") exceed the applicable percentage expense limit imposed under the securities law and regulations of any state in which Shares of the Fund are qualified for sale (the "State Expense Limit"), the Administrator shall pay such Fund the amount of such excess. For purposes of this State Expense Limit, Aggregate Operating Expenses shall (a) include (i) any fees or expense reimbursements payable to Administrator pursuant to this Agreement and (ii) to the extent the Fund invests all or a portion of its assets in another investment company registered under the 1940 Act, the pro rata portion of that company's operating expenses allocated to the Fund, and
(iii) any compensation payable to Administrator pursuant to any separate agreement relating to the Fund's investment operations and portfolio management, but (b) exclude any interest, taxes, brokerage commissions, and other normal charges incident to the purchase, sale or loan of securities, commodity interests or other investments held by the Fund, litigation and indemnification expense, and other extraordinary expenses not incurred in the ordinary course of business. Except as otherwise agreed to by the parties or unless otherwise required by the law or regulation of any state, any reimbursement by Administrator to a Fund under this section shall not exceed the administrative fee payable to Administrator by the Fund under this Agreement.

         Any payment to a Fund by Administrator hereunder shall be made monthly, by annualizing the Aggregate Operating Expenses for each month as of the last day of the month. An adjustment for payments made during any fiscal year of the Fund shall be made on or before the last day of the first month following such fiscal year of the Fund if the Annual Operating Expenses for such fiscal year
(i) do not exceed the State Expense Limitation or (ii) for such fiscal year there is no applicable State Expense Limit.

9. NON-EXCLUSIVITY. The services of Administrator to the Trust hereunder are not to be deemed exclusive and Administrator shall be free to render similar services to others.

10. STANDARD OF CARE. Neither Administrator, nor any of its directors, officers or stockholders, agents or employees shall be liable to the Trust, any Fund, or its shareholders for any action taken or thing done by it or its subcontractors or agents on behalf of the Trust or the Fund in carrying out the terms and provisions of this Agreement if done in good faith and without negligence or misconduct on the part of Administrator, its subcontractors, or agents.

11. INDEMNIFICATION. The Trust shall indemnify and hold Administrator and its controlling persons, if any, harmless from any and all claims, actions, suits, losses, costs, damages, and expenses, including reasonable expenses for counsel, incurred by it in connection with its acceptance of this Agreement, in connection with any action or omission by it or its agents or subcontractors in the performance of its duties hereunder to the Trust, or as a result of acting upon any instruction believed by it to have been executed by a duly authorized agent of the Trust or as a result of acting upon information provided by the Trust in form and under policies agreed to by Administrator and the Trust, provided that: (i) to the extent such claims, actions, suits, losses, costs, damages, or expenses relate solely to a particular Fund or group of Funds, such indemnification shall be only out of the assets of that Fund or group of Funds;
(ii) this indemnification shall not apply to actions or omissions constituting negligence or misconduct of Administrator or its agents or subcontractors, including but not limited to willful misfeasance, bad faith, or gross negligence in the performance of their duties, or reckless disregard of their obligations and duties under this Agreement; and (iii) Administrator shall give the Trust prompt notice and reasonable opportunity to defend against any such claim or action in its own name or in the name of Administrator.

         Administrator shall indemnify and hold harmless the Trust from and against any and all claims, demands, expenses and liabilities which such Trust may sustain or incur arising out of, or incurred because of, the negligence or misconduct of Administrator or its agents or subcontractors, provided that such Trust shall give Administrator prompt notice and reasonable opportunity to defend against any such claim or action in its own name or in the name of such Trust.

12. EFFECTIVE DATE, AMENDMENT, AND TERMINATION. This Agreement shall become effective as to any Fund as of the effective date for that Fund specified in Schedule A hereto and, unless terminated as hereinafter provided, shall remain in effect with respect to such Fund thereafter from year to year so long as such continuance is specifically approved with respect to that Fund at least annually by a majority of the Trustees who are not interested persons of Trust or Administrator.

         As to any Trust or Fund of that Trust, this Agreement may be modified or amended from time to time by mutual agreement between the Administrator and the Trust and may be terminated by Administrator or Trust by at least sixty (60) days' written notice given by the terminating party to the other party. Upon termination as to any Fund, the Trust shall pay to Administrator such compensation as may be due under this Agreement as of the date of such termination and shall reimburse Administrator for its costs, expenses, and disbursements payable under this Agreement to such date. In the event that, in connection with a termination, a successor to any of the duties or responsibilities of Administrator hereunder is designated by the Trust by written notice to Administrator, upon such termination Administrator shall promptly, and at the expense of the Trust or Fund with respect to which this Agreement is terminated, transfer to such successor all relevant books, records, and data established or maintained by Administrator under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision, at the expense of such Fund, for assistance from Administrator personnel in the establishment of books, records, and other data by such successor.

13. ASSIGNMENT. Any interest of Administrator under this Agreement shall not be assigned either voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of Trust.

14. BOOKS AND RECORDS. Administrator shall maintain, or oversee the maintenance by such other persons as may from time to time be approved by the Board of Trustees to maintain, the books, documents, records, and data required to be kept by the Trust under the 1940 Act, the laws of the Commonwealth of Massachusetts or such other authorities having jurisdiction over the Trust or the Fund or as may otherwise be required for the proper operation of the business and affairs of the Trust or the Fund (other than those required to be maintained by any investment adviser retained by the Trust on behalf of a Fund in accordance with Section 15 of the 1940 Act).

         Administrator will periodically send to the Trust all books, documents, records, and data of the Trust and each of its Funds listed in Schedule A that are no longer needed for current purposes or required to be retained as set forth herein. Administrator shall have no liability for loss or destruction of said books, documents, records, or data after they are returned to such Trust.

         Administrator agrees that all such books, documents, records, and data which it maintains shall be maintained in accordance with Rule 31a-3 of the 1940 Act and that any such items maintained by it shall be the property of the Trust. Administrator further agrees to surrender promptly to the Trust any such items it maintains upon request, provided that the Administrator shall be permitted to retain a copy of all such items. Administrator agrees to preserve all such items maintained under Rule 31a-1 for the period prescribed under Rule 31a-2 of the 1940 Act.

         Trust shall furnish or otherwise make available to Administrator such copies of the financial statements, proxy statements, reports, and other information relating to the business and affairs of each Fund of the Trust as Administrator may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

15. NON-LIABILITY OF TRUSTEES AND SHAREHOLDERS. Any obligation of Trust hereunder shall be binding only upon the assets of Trust (or the applicable Fund thereof) and shall not be binding upon any Trustee, officer, employee, agent or shareholder of Trust. Neither the authorization of any action by the Trustees or shareholders of Trust nor the execution of this Agreement on behalf of Trust shall impose any liability upon any Trustee or any shareholder.

16. USE OF ADMINISTRATOR'S NAME. The Trust may use its name and the names of its Funds listed in Schedule A or any other name derived from the name "Columbia Management Advisors" only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the business of Administrator as it relates to the services it has agreed to furnish under this Agreement. At such time as this Agreement or any extension, renewal or amendment hereof, or such other similar agreement shall no longer be in effect, Trust will cease to use any name derived from the name "Columbia Management Advisors" or otherwise connected with Administrator, or with any organization which shall have succeeded to Administrator's business herein described.

17. REFERENCES AND HEADINGS. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "hereunder" shall be deemed to refer to this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated:  November 1, 2003

COLUMBIA FUNDS TRUST VIII

By:  /s/ Joseph R. Palombo
         Joseph R. Palombo
         President

Attest:

------------------------
Name:
Title:

COLUMBIA MANAGEMENT ADVISORS, INC.

By: /s/ Joseph R. Palombo
        Joseph R. Palombo
        Executive Vice President and
        Chief Operating Officer

Attest:

------------------------
Name:
Title:

                            COLUMBIA FUNDS TRUST VIII
                            ADMINISTRATIVE AGREEMENT
                                   SCHEDULE A

The Funds of the Trust currently subject to this Agreement are as follows:

                                                                 Effective Date

Columbia Income Fund                                           July 1, 1996
Columbia Intermediate Bond Fund                                July 1, 1996


Dated:  November 1, 2003

 COLUMBIA FUNDS TRUST VIII

By: /s/ Joseph R. Palombo
        Joseph R. Palombo
        President

Attest:

------------------------
Name:
Title:

COLUMBIA MANAGEMENT ADVISORS, INC.
By:  /s/ Joseph R. Palombo
      Joseph R. Palombo
      Executive Vice President and
      Chief Operating Officer

Attest:

------------------------
Name:
Title:

                            COLUMBIA FUNDS TRUST VIII
                            ADMINISTRATIVE AGREEMENT
                                   SCHEDULE B

Compensation pursuant to Section 7 of this Agreement shall be calculated with respect to each Fund in accordance with the following schedule applicable to average daily net assets of the Fund:

       Fund                            Administrative Fee Schedule

Columbia Income Fund                     0.150% of first $100 million,
                                         0.125% of next $900 million,
                                         0.100% thereafter

Columbia Intermediate Bond Fund          0.150%


Dated:  November 1, 2003

                                         COLUMBIA FUNDS TRUST VIII

                                      By:   /s/ Joseph R. Palombo
                                            Joseph R. Palombo
                                            President

Attest:

------------------------
Name:
Title:

                                          COLUMBIA MANAGEMENT ADVISORS, INC.

                                        By:   /s/ Joseph R. Palombo
                                                Joseph R. Palombo
                                                Executive Vice President and
                                                Chief Operating Officer

Attest:

------------------------
Name:
Title: